Exhibit 99.1

CECO Environmental Corp. Reports Fourth Quarter and Full Year 2015 Results;

Achieves Record Annual Revenue, Gross Profit and Adjusted EBITDA

Fourth Quarter 2015*

•	Revenue of $103.9 million, up 37%; Organic revenue flat on a constant currency basis

•	Gross profit of $33.2 million, up 47%; Gross margin of 31.9%, up 220 basis points

•	Adjusted EBITDA of $12.7 million, up 43%

•	Net loss per diluted share of $0.09, compared with net income per diluted share of $0.07

•	Non-GAAP net income per diluted share of $0.18, compared with non-GAAP net income per diluted share of $0.22

•	Debt repayment of $20 million

Full-Year 2015*

•	Record revenue of $370.1 million, up 41%; Organic revenue up 3.4% on a constant currency basis

•	Record gross profit of $111.6 million, up 32%; Gross margin of 30.2%, down 200 basis points

•	Record adjusted EBITDA of $48.9 million, up 26%

•	Net loss per diluted share of $0.19, compared with net income per diluted share of $0.50

•	Non-GAAP net income per diluted share of $0.97, compared with net income per diluted share of $0.94

•	Debt repayment of $37 million

*	All results compared to prior-year period

CINCINNATI, Ohio, March 10, 2016 — CECO Environmental Corp. (Nasdaq:CECE), a leading global environmental, energy and fluid handling technology company, today reported its financial results for the fourth quarter and full year of 2015.

“Despite macroeconomic challenges, which caused top line results to come in below expectations for the fourth quarter, we delivered margin expansion and outperformed on the Peerless acquisition integration,” said CEO Jeff Lang. “In addition, we achieved several annual milestones, including record revenue, bookings, gross profit, adjusted EBITDA and non-GAAP earnings per diluted share. Our continued focus on our Sales Excellence and OneCECO initiatives helped drive full-year organic and recurring aftermarket revenue growth.

“We completed our first full quarter with Peerless and I am very pleased with the integration and execution thus far. We have exceeded the previously communicated level of operational efficiencies and cost savings within six months of completing the acquisition, and today, we have realized the committed synergies of $15 million, more than one year ahead of schedule.

“While we anticipate ongoing headwinds in the coming year, we are confident that the actions we have taken in 2015 and our diversity of end markets, geographies and revenue streams provide us with a solid foundation to drive profitable growth through various cycles. The direction and core of our business is fundamentally strong, and we have the right team in place to deliver growth in our solid end markets,” concluded Jeff Lang.

Revenue in the fourth quarter of 2015 was $103.9 million, up 37% from $76.1 million in the prior-year period. Recent acquisitions(1) contributed $29.6 million of incremental revenue in the fourth quarter of 2015. Organic revenue was flat on a constant currency basis compared with the prior-year period.

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Revenue for the full year 2015 was $370.1 million, up 41% from $263.2 million in the prior-year period. Recent acquisitions(1) contributed $104.5 million of incremental revenue for the full year 2015. Organic revenue was up 3.4% on a constant currency basis compared with the prior-year period.

Operating income was $0.1 million for the fourth quarter of 2015, compared with $3.7 million operating income in the prior-year period. Operating income on a non-GAAP basis was $10.5 million for the fourth quarter of 2015, compared with $7.5 million in the prior-year period.

Operating income for the full year 2015 was $5.4 million compared with $21.7 million in the prior-year period. Non-GAAP operating income for the full year was $43.3 million compared with $34.0 million in the prior-year period.

Net loss per diluted share was $0.09 for the fourth quarter of 2015, compared with net income per diluted share of $0.07 in the prior-year period. Non-GAAP net income per diluted share was $0.18 for the fourth quarter of 2015, compared with $0.22 for the prior-year period.

Net loss per diluted share was $0.19 for full year 2015, compared with net income per diluted share of $0.50 in the prior year. Non-GAAP net income per diluted share was $0.97 for full year 2015, compared with $0.94 for the prior year period.

Cash and cash equivalents were $34.2 million and bank debt was $177.3 million as of December 31, 2015 compared with $18.2 million and $111.8 million, respectively, as of December 31, 2014.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2015 was $208.5 million as compared with $140.1 million on December 31, 2014, and $212.3 million on September 30, 2015.

Bookings were $358.0 million for full year 2015, compared with $254.9 million in the prior year, an increase of 40%. Bookings were $100.3 million in the fourth quarter of 2015, compared with $63.7 million in the prior-year period.

QUARTERLY DIVIDEND

On March 9, 2016, CECO’s Board of Directors approved a quarterly dividend of $0.066 per share. The dividend will be paid on March 30, 2016 to all stockholders of record on close of business on March 18, 2016. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

CONFERENCE CALL

A conference call is scheduled for today at 9:30AM ET to discuss the fourth quarter and full-year 2015 results.

Access to the conference call and the accompanying slides, as well as the replay, can be accessed at

http://www.cecoenviro.com/investor-relations. Additionally, the live call can be accessed by dialing 855.327.6837 (Toll-Free) in the U.S. and Canada or 631.891.4304 for international calls. A replay will be available from 12:30 p.m. ET on the day of the call until March 24, 2016 at 11:59 p.m. ET. The replay may be accessed by dialing 877.870.5176 (Toll-Free) in the U.S. and Canada or 858.384.5517 for international calls and entering passcode 118343.

(1)	Acquisitions completed within the past twelve months

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ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the environmental, energy, and fluid handling and filtration industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model, strategically balanced across the world. CECO targets its over $5 billion+ of installed-base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO’s brands, technologies and solutions have been evolving for well over 50 years to become leading-class technologies in specific niche global end markets, including natural gas turbine power, refinery & petrochemical engineered cyclones and mid-stream energy pipeline gas transmission. CECO is listed on NASDAQ under the ticker symbol “CECE”. For more information, please visit http://www.cecoenviro.com/.

Contacts:

Ed Prajzner, Chief Financial Officer & Secretary

800.333.5475

eprajzer@cecoenviro.com

Tracy Krumme, Vice President of Investor Relations

513.458.2610

tkrumme@cecoenviro.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
($ in thousands, except per share data)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$34,194	$18,162
Restricted cash	5,319	1,200
Accounts receivable, net	97,028	58,394
Costs and estimated earnings in excess of billings on uncompleted contracts	41,641	24,371
Inventories, net	29,397	23,416
Prepaid expenses and other current assets	9,736	9,046
Prepaid income taxes	4,724	4,190
Assets held for sale	1,699	4,188

Total current assets	223,738	142,967
Property, plant and equipment, net	44,981	18,961
Goodwill	219,112	165,861
Intangible assets – finite life, net	74,957	58,398
Intangible assets – indefinite life	26,337	19,766
Deferred income tax asset, net	—	3,003
Deferred charges and other assets	3,925	3,151

	$593,050	$412,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$19,494	$8,887
Accounts payable and accrued expenses	98,046	53,819
Billings in excess of costs and estimated earnings on uncompleted contracts	22,848	14,728
Income taxes payable	2,015	405

Total current liabilities	142,403	77,839
Other liabilities	30,073	27,884
Debt, less current portion	157,834	102,969
Deferred income tax liability, net	17,719	22,191

Total liabilities	348,029	230,883

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,055,749 and 26,404,869 shares issued in 2015 and 2014, respectively	340	264
Capital in excess of par value	243,274	168,886
Accumulated earnings	5,472	19,051
Accumulated other comprehensive loss	(9,577)	(6,621)

	239,509	181,580
Less treasury stock, at cost, 137,920 shares in 2015 and 2014	(356)	(356)

Total CECO shareholders’ equity	239,153	181,224
Noncontrolling interest	5,868	—

Total shareholders’ equity	245,021	181,224

	$593,050	$412,107

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
($ in thousands, except per share data)	2015	2014	2015	2014
Net sales	$103,900	$76,106	$370,076	$263,217
Cost of sales	70,736	53,519	258,514	178,394

Gross profit	33,164	22,587	111,562	84,823
Selling and administrative expenses	23,128	15,038	69,286	51,440
Acquisition and integration expenses	962	948	7,940	1,269
Amortization and earn out expenses	5,624	2,863	25,613	10,151
Intangible asset impairment	3,340	—	3,340	—
Legal reserves	—	—	—	300

Income from operations	110	3,738	5,383	21,663
Other expense, net	(625)	(625)	(2,081)	(2,311)
Interest expense	(2,119)	(883)	(5,964)	(3,138)

(Loss) income before income taxes	(2,634)	2,230	(2,662)	16,214
Income tax expense	577	370	3,072	3,137

Net (loss) income	$(3,211)	$1,860	$(5,734)	$13,077

Less net loss attributable to noncontrolling interest	$(132)	$—	$(132)	$—

Net (loss) income attributable to CECO Environmental Corp.	$(3,079)	$1,860	$(5,602)	$13,077

(Loss) earnings per share:
Basic	$(0.09)	$0.07	$(0.19)	$0.51
Diluted	$(0.09)	$0.07	$(0.19)	$0.50
Weighted average number of common shares outstanding:
Basic	33,912,163	26,057,831	28,791,662	25,750,972

Diluted	33,912,163	26,467,984	28,791,662	26,196,901

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2015	2014	2015	2014
Gross profit as reported in accordance with GAAP	$33.2	$22.6	$111.6	$84.8
Gross profit margin in accordance with GAAP	31.9%	29.7%	30.2%	32.2%
Inventory valuation adjustment	0.5	—	0.5	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6

Non-GAAP gross margin	$33.8	$22.7	$112.7	$85.4
Non-GAAP gross profit margin	32.5%	29.8%	30.5%	32.4%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2015	2014	2015	2014
Operating income as reported in accordance with GAAP	$0.1	$3.7	$5.4	$21.7
Operating margin in accordance with GAAP	0.1%	4.9%	1.5%	8.2%
Inventory valuation adjustment	0.5	—	0.5	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Acquisition and integration expenses	0.9	0.9	7.9	1.3
Amortization and earn-out expenses	5.6	2.8	25.6	10.1
Intangible asset impairment	3.3	—	3.3	—
Legal reserves	—	—	—	0.3

Non-GAAP operating income	$10.5	$7.5	$43.3	$34.0
Non-GAAP operating margin	10.1%	9.9%	11.7%	12.9%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2015	2014	2015	2014
Net (loss) income as reported in accordance with GAAP	$(3.1)	$1.9	$(5.6)	$13.1
Inventory valuation adjustment	0.5	—	0.5	—
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Acquisition and integration expenses	0.9	0.9	7.9	1.3
Amortization and earn-out expenses	5.6	2.8	25.6	10.1
Intangible asset impairment	3.3	—	3.3	—
Legal reserves	—	—	—	0.3
Deferred financing fee adjustment	—	—	0.3	—
Foreign currency remeasurement	0.7	1.2	2.5	2.9
Tax benefit of expenses	(2.0)	(1.0)	(7.1)	(3.7)

Non-GAAP net income	$6.0	$5.9	$28.0	$24.6
Depreciation	1.5	0.8	3.5	3.1
Non-cash stock compensation	0.6	0.5	1.9	1.7
Other (income) expense	(0.1)	(0.6)	(0.4)	(0.6)
Interest expense	2.1	0.9	5.7	3.1
Income tax expense	2.6	1.4	10.2	6.8

Adjusted EBITDA	$12.7	$8.9	$48.9	$38.7

Earnings (loss) per share:
Basic	$(0.09)	$0.07	$(0.19)	$0.51

Diluted	$(0.09)	$0.07	$(0.19)	$0.50

Non-GAAP net income per share:
Basic	$0.18	$0.22	$0.97	$0.95

Diluted	$0.18	$0.22	$0.97	$0.94

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, intangible asset impairment, legal reserves and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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